FOURTH AMENDMENT TO AMENDED

STOCK EXCHANGE AND PLAN OF MERGER AGREEMENT

THE STOCK EXCHANGE AND PLAN OF MERGER AGREEEMNT (the “Agreement”) entered into on the 8th day of September 2006, and as subsequently amended, by and among GALTECH SEMICONDUCTOR MATERIALS CORPORATION, a Utah corporation (“GALTECH”) and CBM GROUP, INC., a Nevada corporation (“CBM”), is hereby further Amended as follows:

WITNESSETH

WHEREAS, Wells Fargo Bank, Scott Garrett, and the Chapter 11 Trustee, Linda Bloom, in Case No. 04-17704, have all entered into a Stipulated Motion to Approve Compromise of Controversy, wherein Linda Bloom purports to have the authority to have Hydroscope ® IP and related assets purchased by CBM Group, Inc. from Hydroscope Canada, Inc. to revert in ownership to the Bankruptcy Estate the Cooks, Case No. 04-17704;

WHEREAS, this purported action by Linda Bloom, accomplished in concert with Wells Fargo, Scott Garrett, to disgorge CBM Group, Inc. of its Hydroscope IP and related assets, has now interfered with this Agreement closing and clouded the legal ownership of CBM Group, Inc.’s assets; and

WHEREAS, CBM Group, Inc. has filed an Adversary Action in Bankruptcy Case No. 04-17704, seeking a Declaratory Judgment against Linda Bloom, declaring Linda Bloom’s purported actions of disgorging Hydroscope IP and related assets from CBM Group, Inc. to be null and void; and

WHEREAS, all others terms of the proposed Stock Exchange and Plan of Merger have been completed and or waived by Management of CBM Group, Inc. and GALTECH; and

WHEREAS, both CBM Group, Inc. and GTSM agree additional time is required to effectuate a closing because of the illegal actions of Linda Bloom; and

THEREFORE IT IS RESOLVED, the terms of the Agreement executed on September 8, 2006 and as previously Amended, are further Amended in accordance with the above statements and the Closing Date of the Agreement, as defined in Article VII, unless otherwise amended by the parties hereto, shall be no later than sixty (60) days after the effective date of this Amendment of the Agreement, unless otherwise mutually extended, notwithstanding a closing can take place as soon the disgorgement of CBM Group, Inc. IP is resolved. If Closing does not take place within sixty (60) days from the effective date hereon, unless the parties mutually agree to extend it, this Agreement as Amended shall be null and void and shall have no further force or effect upon the parties.

PARTIES:	Effective Date: April 19, 2006

CBM Group, Inc.
a Nevada Corporation

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By___________________________
Daniel W. Cook, President

GALTECH SEMICONDUCTOR

MATERIALS CORPORATION

a Utah Corporation

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By____________________________
Garrett Quintana, President

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